Exhibit 99.2
NIKE, INC.
FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN
(As amended as of May 10, 2016)
1.Purpose of the Plan. NIKE, Inc. (the “Company”) believes that ownership of shares of its common stock by selected employees of its foreign subsidiaries is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of the Company’s Foreign Subsidiary Employee Stock Purchase Plan (the “Plan”) is to provide a convenient means by which such employees may purchase the Company’s shares and a method by which the Company may assist and encourage such employees to become share owners. The Company operates an Employee Stock Purchase Plan (as amended from time to time, the “U.S. ESPP”) pursuant to which employees of the Company and selected U.S. subsidiaries have a similar opportunity to purchase Company shares. Each subsidiary of the Company that is a participant in the U.S. ESPP is hereinafter referred to as a “Participating U.S. Subsidiary.”
2.    Shares Reserved for the Plan. There are 15,000,000 shares of the Company’s authorized but unissued or reacquired Class B Common Stock reserved for purposes of the Plan. The number of shares reserved for the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Class B Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company (the “Board”), which determination shall be conclusive.
3.    Administration of the Plan. The Board has delegated to the Vice President of Global Human Resources of the Company (or, if the officer who is the Company’s senior human resources executive shall have a title other than Vice President of Global Human Resources, then such other officer) all authority for administration of the Plan and, in connection with such delegation and unless otherwise determined by the Board, the Plan shall be administered by or under the direction of such officer (the “Authorized Officer”), who may delegate some or all of his or her duties and authority to one or more Company employees. The Authorized Officer may promulgate rules and regulations for the operation of the Plan which may vary with local requirements, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Authorized Officer may consult with counsel for the Company on any matter arising under the Plan. Unless otherwise determined by the Board, all determinations and decisions of the Authorized Officer or the Board shall be conclusive.

4.    Eligible Employees. The Board hereby authorizes the purchase of shares of Class B Common Stock pursuant to the Plan by employees of each subsidiary of the Company that is not a Participating U.S. Subsidiary (each such subsidiary of the Company that is not a Participating U.S. Subsidiary, a “Foreign Subsidiary”), but has delegated to the Authorized Officer the authority to designate from time to time from among such employees which groups of employees shall be participating groups for purposes of the Plan (each such group so designated as a participating group for purposes of the Plan being hereinafter called a “Participating Group”). For example, a Participating Group may consist of all Foreign Subsidiary employees who have their home office in a designated country. All Eligible Employees in each Participating Group are eligible to participate in the Plan. An “Eligible Employee” is an employee in a Participating Group who has been employed by the Company and its subsidiaries for at least one full month prior to the Offering Date (as defined below) excluding, however, any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the United States Internal Revenue Code of 1986, as amended (the “Code”)) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. The Board and Authorized Officer shall have the sole discretion to determine whether an individual satisfies the definition of Eligible Employee under this Section 4 and any such determination shall be final and binding on all parties. Notwithstanding the foregoing, any individual retroactively determined to be an Eligible Employee by the Company, a court, or a governmental agency will be permitted to participate only prospectively from the date of such determination, unless it is determined that the Company’s decision was made in bad faith.
5.    Offerings.
(a)    Offering and Purchase Dates. The Plan shall be implemented by a series of six-month offerings (the “Offerings”), with a new Offering commencing on April 1 and October 1 of each year. Each Offering commencing on April 1 of any year shall end on September 30 of that year, and each Offering commencing on October 1 of any year shall end on March 31 of the following year. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.
(b)    Grants; Limitations. On each Offering Date, each Eligible Employee shall be granted an option under the Plan to purchase shares of Class B Common Stock on the Purchase Date for the Offering for the price determined under paragraph 7 of the Plan exclusively through payroll deductions or other contributions authorized under paragraph 6 of the Plan; provided, however, that (i) no option shall permit the purchase of more than 500 shares, and (ii) no option may be granted under the Plan that would allow an employee’s right to purchase shares under all employee stock purchase plans of the Company and its parents and subsidiaries to accrue at a rate that exceeds US$25,000 of fair market value of shares (determined at the date of grant) in any calendar year.
6.    Participation in the Plan.
(a)    Initiating Participation. An Eligible Employee may participate in an Offering under the Plan by submitting to the Company or its agent a subscription in a form specified by the Company. The subscription must be submitted no later than the “Subscription Deadline,” which shall be a number of days prior to the Offering Date with the exact number of days being established from time to time by the Authorized Officer by written notice to Eligible Employees. Once submitted, a subscription shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day.
(b)    Payroll Deductions or Other Contributions. Unless otherwise determined by the Authorized Officer in accordance with this paragraph 6(b), each subscription shall include a payroll deduction authorization that will authorize the employing entity to make payroll deductions in an amount designated by the participant from each of the participant’s paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than one percent or more than 10 percent of the participant’s Compensation (as defined below) for the period covered by the paycheck. If the Authorized Officer determines that payroll deductions are either illegal or inadvisable in any particular jurisdiction, the Authorized Officer may provide for alternate methods of contributing to the Plan for all participants in that jurisdiction, provided that no participant shall be permitted to contribute less than one percent or more than 10 percent of the participant’s aggregate Compensation paid during the Offering. Each employing entity will promptly remit the amount of payroll deductions or other contributions to the Company.
(c)    Definition of Compensation. “Compensation” means the gross amount of participant’s base salary, hourly compensation including overtime pay, performance bonus compensation and sales commissions, or such other definitions of Compensation as may be established from time to time by the Authorized Officer for defined groups of employees.
(d)    Amending Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions. A request for a decrease in payroll deductions during an Offering must be submitted to the Company in a form specified by the Company no later than the Change Deadline (as defined below) for that Offering, and shall be effective for any paycheck only if the request is received by the Company no later than the last business day of the immediately preceding calendar month, or by such other deadline as may be established from time to time by the Authorized Officer for defined groups of employees. A request for an increase or decrease in payroll deductions effective for the first paycheck of a new Offering must be submitted to the Company in a form specified by the Company no later than the Subscription Deadline for the new Offering. In addition, if the amount of payroll deductions from any participant during an Offering exceeds the maximum amount that can be applied to purchase shares in that Offering under the limitations set forth in paragraph 5(b) above, then (x) payroll deductions from the participant shall cease and all such excess amounts shall be refunded to the participant, and (y) payroll deductions from the participant shall restart as of the commencement of the next Offering at the rate set forth in the participant’s then effective payroll deduction authorization. If the Authorized Officer provides an alternative to payroll deduction as a method of contributing to the Plan in any jurisdiction, the Authorized Officer shall also specify terms for amending contribution levels in that jurisdiction.
(e)    Terminating Participation. After a participant has begun participating in the Plan, the participant may terminate participation in the Plan by notice to the Company in a form specified by the Company. To be effective to terminate participation in an Offering, a notice of termination must be submitted no later than the “Change Deadline,” which shall be a number of days prior to the Purchase Date for that Offering with the exact number of days being established from time to time by the Authorized Officer by written notice to participants. Except as provided in paragraph 6(g) below, participation in the Plan shall also terminate when a participant ceases to be an Eligible Employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s Compensation or otherwise contributed by the participant, and not previously used to purchase shares under the Plan, shall be returned to the participant.
(f)    Employee Transferred from U.S. Notwithstanding anything to the contrary in the Plan, if an employee within a Participating Group (1) was not an Eligible Employee on the Offering Date because the employee was employed by the Company or a Participating U.S. Subsidiary on the Offering Date, (2) became an Eligible Employee during the Offering, and (3) was a participant in the U.S. ESPP immediately prior to the time that the employee became an employee within a Participating Group, then the employee shall, notwithstanding that the employee was not an Eligible Employee on the Offering Date, nonetheless be granted under the Plan the option described in paragraph 5(b) (subject to paragraph 5(b)(i) and (ii)). In such case, (a) all amounts deducted from the employee’s compensation pursuant to the employee’s participation in the U.S. ESPP and not previously used to purchase shares under the U.S. ESPP shall not be returned to the employee under the terms of the U.S. ESPP, but shall instead be contributed and applied (together with all amounts deducted by the applicable Foreign Subsidiary from the employee’s paychecks during the Offering in accordance with this paragraph 6 or otherwise contributed by the employee to the Plan during the Offering in accordance with this paragraph 6) to the purchase of shares under the Plan on the Purchase Date for the Offering, subject to the terms and conditions of the Plan, and (b) unless otherwise determined by the Authorized Officer, the applicable Foreign Subsidiary is hereby authorized to make payroll deductions from each of the employee’s paychecks during the Offering (unless the Authorized Officer has determined pursuant to paragraph 6(b) that payroll deductions are either illegal or inadvisable in the jurisdiction in which the employee is located), and the payroll deduction or contribution percentage shall be the same percentage as was in effect immediately prior to termination of the employee’s participation in the U.S. ESPP with respect to the employee’s payroll deductions under the U.S. ESPP.
(g)    Employee Transferred to U.S. If an employee ceases to be an Eligible Employee during an Offering solely because the employee commences employment with the Company or a Participating U.S. Subsidiary, then, notwithstanding anything to the contrary in the Plan and for so long as the employee remains employed by the Company or any Participating U.S. Subsidiary, the employee shall be deemed to be an Eligible Employee (subject to the stock ownership limitation set forth in the definition of “Eligible Employee” in paragraph 4 above) for the remainder of the current Offering and, if such change in employing entity occurred during the last month of an Offering, for the duration of the immediately subsequent Offering as well. In such case, the employee’s new employing entity shall make payroll deductions from each of the employee’s paychecks during the remainder of such time as the employee is deemed to be an Eligible Employee at the rate that applies with respect to the employee’s then effective payroll deduction authorization or contribution method.
7.    Option Price. The price at which shares shall be purchased in an Offering shall be in US dollars and shall be the lower of (a) 85% of the fair market value of a share of Class B Common Stock on the Offering Date of the Offering or (b) 85% of the fair market value of a share of Class B Common Stock on the Purchase Date of the Offering. The fair market value of a share of Class B Common Stock on any date shall be the closing price on the immediately preceding trading day of the Class B Common Stock on the New York Stock Exchange or, if the Class B Common Stock is not traded on the New York Stock Exchange, such other reported value of the Class B Common Stock as shall be specified by the Board.
8.    Purchase of Shares. All amounts withheld from the Compensation of a participant or otherwise contributed by a participant shall be credited to his or her account under the Plan. No interest will be paid on such accounts, unless otherwise determined by the Authorized Officer or required under local law. If amounts are withheld in any currency other than US dollars, the amounts in participants’ accounts shall be converted into US dollars in accordance with procedures approved by the Authorized Officer. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of shares (including fractional shares) by such participant from the Company at the price determined under paragraph 7 above. Any cash balance remaining in a participant’s account after a Purchase Date as a result of the limitations set forth in paragraph 5(b) above shall be repaid to the participant.
9.    Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Authorized Officer. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian, a participant may from time to time sell all or part of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed. If a participant desires to sell all of the shares in his or her account, the Custodian or the Company will purchase any fraction of a share in the account at the same price per share that the whole shares are sold on the market. By appropriate instructions to the Custodian, a participant may obtain (a) transfer into the participant’s own name of all or part of the whole shares held by the Custodian for the participant’s account and delivery of such whole shares to the participant, or (b) transfer of all or part of the whole shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two years after the Offering Date of the Offering in which the shares were purchased.
10.    Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of his or her account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Authorized Officer shall determine from time to time.
11.    Expense of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan, on dividend reinvestments and on delivery of shares to a participant or into his or her brokerage account. Unless otherwise provided by the Board or the Authorized Officer in its discretion, the Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.
12.    Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any cash withheld or contributed and not previously applied to purchase shares, together with any shares held by the Custodian for the participant’s account shall be transferred to the persons entitled thereto under the laws of the domicile of the participant upon a proper showing of authority.
13.    Dividends and Other Distributions; Reinvestment. Stock dividends and other distributions in shares of Class B Common Stock of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto. Cash distributions other than dividends, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto. Cash dividends, if any, on shares held by the Custodian may be reinvested in Class B Common Stock on behalf of the participants entitled thereto. The Custodian shall establish a separate account for each participant for the purpose of holding any shares acquired through reinvestment of the participant’s dividends. On each dividend payment date, the Custodian shall receive from the Company the aggregate amount of dividends payable with respect to all shares held by the Custodian for participants’ accounts under the Plan. As soon as practicable thereafter, the Custodian shall use such portion of the funds designated for reinvestment to purchase shares of Class B Common Stock in the public market, and shall then allocate such shares (including fractional shares) among the dividend reinvestment accounts of the participants pro rata based on the amount of dividends reinvested for such participants. For those participants receiving cash dividends, the Custodian shall allocate the remainder of such funds among the accounts of such participants pro rata based upon the amount of dividends received. A participant may sell or transfer shares in the participant’s dividend reinvestment account in accordance with paragraph 9 above, except that there shall be no holding period required for a transfer from a dividend reinvestment account.
14.    Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant’s accounts to be voted in accordance with instructions from the participant or, if requested by a participant, furnish to the participant a proxy authorizing the participant to vote the shares held by the Custodian for his or her accounts. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.
15.    Tax Withholding. In connection with purchases of shares under the Plan, the Company shall determine the amounts, if any, required to be withheld to satisfy any applicable tax or other withholding obligations of Foreign Subsidiaries or other employing entities under the laws of the jurisdictions in which participants perform services. The Foreign Subsidiaries or other employing entities shall withhold such amounts from other amounts payable to the participants, including all forms of Compensation, subject to applicable law.
16.    Responsibility and Indemnity. Neither the Company, the Board, the Custodian, any Foreign Subsidiary, any Participating U.S. Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless the Board, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.
17.    Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and approval of such governmental authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.
18.    Amendment of the Plan. Unless otherwise determined by the Board, the Board or the Authorized Officer may from time to time amend the Plan in any and all respects; provided, however, that only the Board may change (a) the number of shares reserved for purposes of the Plan, (b) the purchase price of shares offered pursuant to the Plan, (c) the terms of paragraph 5 above, or (d) in paragraph 6(b) above the maximum percentage of a participant’s Compensation that may be deducted from a participant’s paycheck or otherwise contributed to the Plan by a participant during an Offering.
19.    Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that (a) the Board or the Authorized Officer in their sole discretion may at any time terminate the Plan with respect to any Participating Group, without any obligation on account of such termination, except as set forth in the following sentence, and (b) the Board in its sole discretion may at any time terminate the Plan completely, without any obligation on account of such termination, except as set forth in the following sentence. Upon any such termination, the cash and shares, if any, held in the accounts of each participant to whom the termination applies shall forthwith be distributed to the participant or to the participant’s order, provided that if prior to such termination, the Board and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board may in its discretion determine that the accounts of each participant under this Plan to whom the termination applies shall be carried forward and continued as the accounts of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his or her accounts.